Exhibit 99.1

Investors:

Ryan Osterholm: 630-824-1907

Media:

Anna Rozenich: 630-824-1945

SUNCOKE ENERGY, INC. PROVIDES UPDATE ON BUSINESS

•	Middletown operations expected to begin production by November 1, 2011 – increasing total U.S. cokemaking capacity to approximately 4.2 million tons per year

•	Third quarter 2011 total U.S. coke production is estimated to be 960 thousand tons

•	Acquired additional interest in partnership that owns the Indiana Harbor cokemaking facility

•	Third quarter earnings call is tentatively scheduled for November 2, 2011

Lisle, IL. (October 5, 2011) – SunCoke Energy, Inc. (NYSE: SXC) provided an update on its business today. The company reaffirmed that start-up plans at its new Middletown, Ohio, metallurgical cokemaking facility are on track. As part of the start-up process, the Company anticipates it will begin heating its cokemaking ovens in mid-October. After the ovens are fully heated, which generally takes about two weeks, the Company plans to initiate metallurgical coke production for AK Steel by November 1, 2011. SunCoke expects its total U.S. cokemaking production capacity will increase by 550 thousand tons to approximately 4.2 million tons per year once the Middletown facility is in production.

SunCoke also reported that total U.S. coke production is estimated to increase to 960 thousand tons in the third quarter 2011, driven by improved production at Indiana Harbor.

U.S. Coke Production Volumes

	Third quarter		Second quarter
In thousands of tons	2011(1)	2010	2011	2010
Jewell Coke	177	180	177	178
Other Domestic Coke	783	773	745	705

Total	960	953	922	883

(1)	Estimated

SunCoke Energy, Inc.

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In addition, the Company announced that it has acquired the entire 19% ownership interest in the partnership that owns the Indiana Harbor cokemaking facility held by SFG IHCC LLC, an affiliate of GE Capital, for $34 million effective September 30, 2011. As a result of this transaction, SunCoke now holds an 85% interest in the partnership and the remaining 15% interest in the earnings of the partnership is owned by an affiliate of DTE Energy Company.

UPCOMING EARNINGS RELEASE

The Company plans to report third quarter 2011 financial results before market open on Wednesday, November 2, 2011, and will host an investor conference call at 10:00 a.m. Eastern Time. This conference call will be webcast live and archived for replay on www.suncoke.com in the Investor Relations section of the website. Participants can also listen in by dialing 800-471-6718 (domestic) or 630-691-2735 (international) and referencing confirmation 30885786. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and referencing confirmation 30885786#.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with more than 45 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 100 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. Forward-looking statements include the information concerning Suncoke Energy’s possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, effects resulting from our separation from Sunoco, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

SunCoke Energy, Inc.

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In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy undertakes no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events or otherwise.